                                                                    EXHIBIT 10.3

                       SEPARATION AND CONSULTING AGREEMENT

         THIS SEPARATION AND CONSULTING AGREEMENT (this "Agreement") is made as of the 29th day of March, 2002 (the "Effective Date") by and between NEOSE TECHNOLOGIES, INC. (the "Company") and STEPHEN A. ROTH, Ph.D. ("Dr. Roth").

         WHEREAS, Dr. Roth currently serves as Chief Executive Officer and Chairman of the Board of the Company, a position of substantial authority and responsibility in which he has access to the Company's customers, vendors, trade secrets, proprietary information, and intellectual property;

         WHEREAS, the parties desire to arrange for the cessation of Dr. Roth's employment with the Company on mutually agreeable terms;

         WHEREAS, the parties desire Dr. Roth to continue as Chairman of the Board for a period of transition following the termination of his employment with the Company;

         WHEREAS, the Company desires to retain the services of Dr. Roth as a consultant following the termination of his employment with the Company; and

         WHEREAS, the Company desires to obtain certain assurances from Dr. Roth that he will not harm the Company's business interests.

         NOW THEREFORE, in consideration of these premises and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions. To the extent not defined in the preamble of this Agreement, capitalized terms used herein will have the meanings provided below:

         1.1. "Board" means the Board of Directors of the Company.

         1.2. "Business" means research, development, manufacture, supply, marketing, licensing, use and sale of biologic, pharmaceutical and therapeutic materials and products and related process technology including, without limitation, research, development, manufacture, supply, marketing, licensing, use and sale or products and technology directed to (a) the enzymatic synthesis of complex carbohydrates for use in food, cosmetic, therapeutic, consumer and industrial applications, (b) enzymatic synthesis or modification of the carbohydrate portion of proteins or lipids, and (c) carbohydrate-based therapeutics.

         1.3. "Cause" means Dr. Roth's intentional commission of fraud, embezzlement, or any other illegal act in the performance of services to the Company.

         1.4. "Code" means the Internal Revenue Code of 1986, as amended.

         1.5. "Good Reason" means, without Dr. Roth's prior written consent, any of the following:

              1.5.1. the assignment of consulting duties to Dr. Roth outside the scope of Section 4 of this Agreement or requiring Dr. Roth to report to anyone other than the Company's Chief Executive Officer or the Board; or

              1.5.2. the failure by the Company to pay any material amount due to Dr. Roth hereunder;

provided, however, the foregoing events or conditions will constitute Good Reason only if Dr. Roth provides the Company with written objection to the event or condition within 60 days following the occurrence thereof, the Company does not reverse or otherwise cure the event or condition within 30 days of receiving that written objection, and Dr. Roth terminates his consulting services hereunder within 30 days following the expiration of that cure period.

         1.6. "Non-Competition Agreement" means a non-competition agreement, substantially in the form attached hereto as Exhibit I.

         1.7. "Restricted Period" means the twelve-month period commencing on the Effective Date.

         1.8. "Restrictive Covenants" means the provisions contained in Section
6.1 of this Agreement.

         1.9. "Term" means the three year period beginning on the Effective Date and ending on the third anniversary of the Effective Date.

SECTION 2. Resignation. Dr. Roth hereby resigns as the Company's Chief Executive Officer and as an employee of the Company, effective as of the Effective Date.

SECTION 3. Board Membership.

         3.1. Dr. Roth will continue to serve as the Company's Chairman of the Board for the one-year period following the Effective Date. Upon the expiration of that one-year period, Dr. Roth will resign as the Company's Chairman of the Board and will thereafter continue to serve as a member of the Board for so long as (a) he continues to be elected to the Board, and (b) he chooses to serve as a member of the Board.

         3.2. In light of the compensation paid to Dr. Roth for his consulting services under this Agreement, he will not be entitled to any separate compensation for his service as a member of the Board for the fiscal year of the Company beginning in 2002. Thereafter, so long as he continues as a member of the Board, he will be entitled to the same compensation as is then paid to the Company's other non-employee directors.

SECTION 4. Consulting.

         4.1. Scope of Services and Availability. Dr. Roth agrees that during the Term, he will assist in the transition of responsibility to the Company's new Chief Executive Officer and will make himself available to the management of the Company for consultation with respect to strategic planning, corporate development and other matters mutually determined by Dr. Roth and the Company's Chief Executive Officer; provided, however, that:

              4.1.1. during the first year of the Term, Dr. Roth will not be required to perform such consulting services for more than 50% of his business time without Dr. Roth's prior consent;

              4.1.2. during the second and third years of the Term, Dr. Roth will not be required to perform such consulting services for more than 10 hours per month; and

              4.1.3. the Company will cooperate with Dr. Roth to schedule the time and place for the performance of such consulting services so as to permit Dr. Roth to fulfill this obligation with minimal interruption of his other personal and professional obligations.

         4.2. Character of Services. It is the mutual intent of the parties that during the Term, Dr. Roth will act strictly in a professional consulting capacity as an independent contractor for all purposes, including without limitation, federal, state and local withholding, employment and payroll tax purposes, and in all situations and will not be considered an employee of the Company. During the Term, Dr. Roth will serve the Company faithfully and to the best of his ability and will provide such services and perform such tasks as may be reasonably requested of Dr. Roth in accordance with Section 4.1.

         4.3. Reimbursement of Expenses. The Company will pay or promptly reimburse Dr. Roth for reasonable expenses actually incurred by Dr. Roth in connection with the provision of consulting services pursuant to this Section 4.

         4.4. Compensation. As compensation for all services to be rendered (including refraining from services) by Dr. Roth hereunder:

              4.4.1. the Company will pay to Dr. Roth a monthly retainer of $39,622.59 on the last day of each of the first twelve months of the Term; and

              4.4.2. in lieu of coverage pursuant to COBRA (29 U.S.C. ss.ss. 1161 - 1169), Dr. Roth (and, to the extent covered immediately prior to the date of termination, his spouse and dependents) will be deemed to have elected to continue coverage under the Company's group health plan. Such continuation coverage will be provided at no cost beginning on the Effective Date and continuing until the earliest to occur of (a) the expiration of the period for which Dr. Roth would have been eligible for COBRA coverage, (b) Dr. Roth's eligibility for coverage under another employer's group health plan, or (c) the first anniversary of the Effective Date.

SECTION 5. Termination.

         5.1. Without Cause or for Good Reason. If Dr. Roth's retention to provide consulting services hereunder is terminated by the Company without Cause or by Dr. Roth for Good Reason, the Company will pay to Dr. Roth, if not previously paid, all the amounts described in Section 4.4 at the times therein specified (notwithstanding the termination of his retention).

         5.2. For Cause or Without Good Reason. If Dr. Roth's retention to provide consulting services hereunder is terminated by the Company for Cause or by Dr. Roth without Good Reason, then notwithstanding any other provision of this Agreement, he will not be entitled to any further payments and all his entitlements under this Agreement will cease.

SECTION 6. Restrictive Covenants; Remedies.

         6.1. Restrictive Covenants. In consideration of the payments and benefits provided under this Agreement, Dr. Roth covenants that, during the Restricted Period, he will not (except in his capacity as a consultant of the Company) do any of the following, directly or indirectly, anywhere in the world:

              6.1.1. engage or participate in any business competitive with the Business (as defined below);

              6.1.2. become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any business competitive with the Business. Notwithstanding the foregoing, Dr. Roth may hold up to 4.9% of the outstanding securities of any class of any publicly-traded securities of any company;

              6.1.3. engage in any business, or solicit or call on any customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person with whom the Company shall have dealt or any prospective customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person that the Company shall have identified and solicited at any time during Dr. Roth's employment or retention by the Company for a purpose competitive with the Business;

              6.1.4. influence or attempt to influence any employee, consultant, customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person to terminate or modify any written or oral agreement, arrangement or course of dealing with the Company; or

              6.1.5. solicit for employment or employ or retain (or arrange to have any other person or entity employ or retain) any person who has been employed or retained by the Company within the 12 months preceding the application of this provision to that person.

         6.2. Acknowledgements. Dr. Roth acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the duration and geographic scope of the Restrictive Covenants are reasonable given the nature of this Agreement and Dr. Roth's relationship with the Company. Dr. Roth further acknowledges that the Restrictive Covenants are included herein in order to induce the Company to engage Dr. Roth pursuant to this Agreement and that the Company would not have entered into this Agreement or otherwise retained Dr. Roth as a consultant in the absence of the Restrictive Covenants.

         6.3. Remedies and Enforcement Upon Breach.

              6.3.1. Specific Enforcement. Dr. Roth acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Dr. Roth will not, in any action or proceeding to enforce any of the provisions of this Section 6, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Dr. Roth, the Company will have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Section 6.3 will not in any way limit remedies of law or in equity otherwise available to the Company.

         6.4. Termination of Payments and Vesting Service. If Dr. Roth breaches
Section 6.1 in any respect, then (a) he will not be entitled to any further payments under this Agreement, (b) he will immediately cease to treated as continuing in the service of the Company for purposes of vesting and expiration of his Company stock options, and (c) all of his entitlements under this Agreement will cease.

         6.5. Extension of Restricted Period. If Dr. Roth breaches Section 6.1 in any respect, the Restricted Period will be extended for a period equal to the period that Dr. Roth was in breach.

         6.6. Accounting. If Dr. Roth breaches any of the Restrictive Covenants, the Company will have the right and remedy to require Dr. Roth to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Dr. Roth as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         6.7. Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court will have the power to modify such provision and, in its modified form, such provision will then be enforceable.

         6.8. Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of such Restrictive Covenants.

         6.9. Disclosure of Restrictive Covenants. Dr. Roth agrees to disclose the existence and terms of the Restrictive Covenants to any entity to whom Dr. Roth provides services during the Restricted Period.

SECTION 7. Non-Competition Agreement. At any time before March 29, 2003, Dr. Roth, at his option, may execute the Non-Competition Agreement and become entitled to the consideration therein provided. The Company acknowledges and agrees that this offer to enter into the Non-Competition Agreement will remain open until March 28, 2003 (and, if not accepted by that time, will then terminate).

SECTION 8. No Further Liability. Dr. Roth acknowledges that: (a) the payments set forth in Sections 4 and 5 of this Agreement constitute full settlement of all his rights under this Agreement, (b) he has no entitlement under any other employment, severance or similar arrangement maintained by the Company, and (c) except as otherwise provided specifically in the Non-Competition Agreement (if executed by Dr. Roth) or this Agreement, the Company does not and will not have any other liability or obligation to him in respect of his employment by or other service to the Company.

SECTION 9. Claims.

         9.1. Release. The Company (including for purposes of this Section 9.1, its parents, affiliates and subsidiaries) hereby fully and forever releases and discharges Dr. Roth (and his heirs, executors and administrators), and Dr. Roth hereby fully and forever releases and discharges the Company (including all predecessors and successors, assigns, officers, directors, trustees, employees, agents and attorneys, past and present) from any and all claims, demands, liens, agreements, contracts, covenants, actions, suits, causes of action, obligations, controversies, debts, costs, expenses, damages, judgments, orders and liabilities, of whatever kind or nature, direct or indirect, in law, equity or otherwise, whether known or unknown, arising through the date of this Release, out of Dr. Roth's employment by or service to the Company or the termination thereof, including, but not limited to, any claims for relief or causes of action under the Age Discrimination in Employment Act, 29 U.S.C. ss. 621 et seq., or any other federal, state or local statute, ordinance or regulation regarding discrimination in employment and any claims, demands or actions based upon alleged wrongful or retaliatory discharge or breach of contract under any state or federal law. The foregoing will not be deemed to release Dr. Roth or the Company from (a) claims solely to enforce this Agreement, (b) claims solely to enforce any stock option award agreement between Dr. Roth and the Company,
(c) if Dr. Roth executes the Non-Competition Agreement pursuant to Section 7 of this Agreement, claims solely to enforce that agreement, or (d) claims for indemnification under the Company's By-Laws, under any indemnification agreement between the Company and Dr. Roth or under any similar agreement.

         9.2. Covenant Not to Sue. Dr. Roth expressly represents that he has not filed a lawsuit or initiated any other administrative proceeding against the Company (including for purposes of this Section 9.2, its parents, affiliates and subsidiaries) and that he has not assigned any claim against the Company to any other person or entity. The Company expressly represents that it has not filed a lawsuit or initiated any other administrative proceeding against Dr. Roth, and that it has not assigned any claim against Dr. Roth to any other person or entity. Both Dr. Roth and the Company further promise not to initiate a lawsuit or to bring any other claim against the other arising out of or in any way related to Dr. Roth's employment by or service to the Company or the termination of that employment or service. Notwithstanding the foregoing, this Section 9.2 will not prevent either Dr. Roth or the Company from filing (a) claims solely to enforce this Agreement, (b) claims solely to enforce any stock option award agreement between Dr. Roth and the Company, or (c) if Dr. Roth executes the Non-Competition Agreement pursuant to Section 7 of this Agreement, claims solely to enforce that agreement. In addition, this Section 9.2 will not prevent Dr. Roth from filing (a) claims for indemnification under the Company's By-Laws, under any indemnification agreement between the Company and Dr. Roth or under any similar agreement, or (b) a charge with the Equal Employment Opportunity Commission (or similar state agency) or participating in any investigation conducted by the Equal Employment Opportunity Commission (or similar state agency); provided, however, that any claims by Dr. Roth for personal relief in connection with such a charge or investigation (such as reinstatement or monetary damages) would be barred.

         9.3. Claims Against Officers or Directors. In addition, Dr. Roth hereby
(a) waives any right to claim payment of amounts owed to him, now or in the future, pursuant to this Agreement from directors or officers of the Company in the event the Company becomes insolvent, and (b) fully and forever releases and discharges the Company's officers and directors from any and all claims, demands, liens, actions, suits, causes of action or judgments arising out of any present or future claim for such amounts.

         9.4. Acknowledgement. Dr. Roth acknowledges that, in the absence of the release provided in this Section 9, the Company would not have agreed to make the payments specified in Section 4 of this Agreement.

SECTION 10. Rescission Right. Dr. Roth expressly acknowledges and recites that
(a) he has read and understands this Agreement in its entirety, (b) he has entered into this Agreement knowingly and voluntarily, without any duress or coercion; (c) he has been advised orally and is hereby advised in writing to consult with an attorney with respect to this Agreement before signing it; (d) he was provided 21 calendar days after receipt of the Agreement to consider its terms before signing it; and (e) he is provided seven calendar days from the date of signing to terminate and revoke this Agreement, in which case this Agreement will be unenforceable, null and void. Dr. Roth may revoke this Agreement during those seven days by providing written notice of revocation to the Company.

SECTION 11. Challenge. If Dr. Roth violates or challenges the enforceability of Sections 6, 8 or 9 of this Agreement, no further payments under Sections 4 or 5 of this Agreement will be due to Dr. Roth.

SECTION 12. Miscellaneous.

         12.1. No Mitigation or Offset. In no event will Dr. Roth be required to mitigate any damages or the amount of any payment provided for under this Agreement by seeking employment or otherwise, nor will any payments or benefits hereunder, be subject to offset.

         12.2. Legal Fees. The Company shall pay the reasonable attorneys' fees and related expenses and disbursements incurred by Dr. Roth in connection with the negotiation and preparation of this Agreement (including the Non-Competition Agreement) up to a maximum of $10,000.

         12.3. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Dr. Roth and their respective successors, executors, administrators, heirs. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. Dr. Roth may not assign his rights or obligations under this Agreement.

         12.4. Notice. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                  If to Dr. Roth:

                           Stephen A. Roth, Ph.D.
                           1105 Rose Glen Road
                           Gladwyne, PA 19035

                  with a copy to:

                           Steven L. Gershman, Esq.
                           407 East Lancaster Avenue
                           Wayne, PA  19087
                           Fax: 610-971-2660

                  If to Company:

                           Neose Technologies, Inc.
                           102 Witmer Road
                           Horsham PA 19044
                           Attn: General Counsel
                           Fax: 215-441-5896

                  with a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           18th & Arch Streets
                           Philadelphia, PA 19103
                           Attn: Barry M. Abelson, Esquire
                           Fax: 215-981-4750

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         12.5. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof, including the Separation and Consulting Agreement executed by Dr. Roth and the Company on March 29, 2002. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

         12.6. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement will not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor will any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

         12.7. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         12.8. Governing Law. This Agreement will be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

         12.9. Enforcement. Any legal proceeding arising out of or relating to this Agreement will be instituted in the United States District Court for the Eastern District of Pennsylvania, or if that court does not have or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Pennsylvania, and Dr. Roth and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

         12.10. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

         12.11. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.



         [this space left blank intentionally; signature page follows.]

                  IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Dr. Roth has executed this Agreement, in each case on the 29th day of March, 2002.



                             NEOSE TECHNOLOGIES, INC.



                             By: /s/ C. Boyd Clarke
                                 -------------------------------------------

                             Name & Title: C. Boyd Clarke, President and CEO
                                           ---------------------------------



                             STEPHEN A. ROTH, Ph.D.



                                 /s/ Stephen A. Roth, Ph.D.
                             -----------------------------------------------

                                    EXHIBIT I

                     CONFIDENTIALITY, INTELLECTUAL PROPERTY
                          AND NON-COMPETITION AGREEMENT

         THIS CONFIDENTIALITY, INTELLECTUAL PROPERTY AND NON-COMPETITION AGREEMENT (this "Agreement") is made as of the __th day of [___________], 200__ by and between NEOSE TECHNOLOGIES, INC. (the "Company") and STEPHEN A. ROTH, Ph.D. ("Dr. Roth").

         WHEREAS, Dr. Roth has served as a consultant to the Company and as Chief Executive Officer and Chairman of the Board of the Company, positions of substantial authority and responsibility in which he has had access to the Company's customers, vendors, trade secrets, proprietary information, and intellectual property;

         WHEREAS, the Company desires to obtain certain assurances from Dr. Roth that he will not harm the Company's business interests;

         NOW THEREFORE, in consideration of these premises and intending to be legally bound hereby, the parties agree as follows:

SECTION 1. Definitions. To the extent not defined in the preamble of this Agreement, capitalized terms used herein will have the meanings provided below:

         1.1. "Business" means research, development, manufacture, supply, marketing, licensing, use and sale of biologic, pharmaceutical and therapeutic materials and products and related process technology including, without limitation, research, development, manufacture, supply, marketing, licensing, use and sale or products and technology directed to (a) the enzymatic synthesis of complex carbohydrates for use in food, cosmetic, therapeutic, consumer and industrial applications, (b) enzymatic synthesis or modification of the carbohydrate portion of proteins or lipids, and (c) carbohydrate-based therapeutics.

         1.2. "Board" means the Board of Directors of the Company.

         1.3. "Effective Date" means March 29, 2003.

         1.4. "Restricted Period" means the two-year period commencing on the Effective Date.

         1.5. "Restrictive Covenants" means the provisions contained in Section 3 of this Agreement.

SECTION 2. Consideration. In consideration for the covenants described in
Section 3, subject to Section 5.2:

         2.1. The Company will pay to Dr. Roth $39,622 on March 31, 2003 and on the last day of each of the first 23 months thereafter;

         2.2. Notwithstanding the terms of the Company's equity incentive plans and any stock option award agreement between Dr. Roth and the Company, solely for purposes of the vesting and expiration of the options to purchase shares of the Company's common stock held by Dr. Roth as of the Effective Date, Dr. Roth will be treated as continuing in the service of the Company until the later of
(a) the second anniversary of the Effective Date and (b) the end of Dr. Roth's service as a member of the Board; and

         2.3. If Dr. Roth [and his spouse and dependents][is/are] still receiving continuation coverage under the Company's group health plan immediately prior to the Effective Date, that coverage will be further continued at no cost to him until the earliest to occur of (a) the expiration of the period for which Dr. Roth would have been eligible for COBRA coverage following his termination of employment with the Company, or (b) Dr. Roth's eligibility for coverage under another employer's group health plan.

SECTION 3. Restrictive Covenants. In consideration of all the payments and benefits provided under this Agreement, Dr. Roth covenants that, during the Restricted Period, he will not (except in his capacity as a consultant of the Company) do any of the following, directly or indirectly, anywhere in the world:

         3.1. engage or participate in any business competitive with the Business (as defined below);

         3.2. become interested in (as owner, stockholder, lender, partner, co-venturer, director, officer, employee, agent or consultant) any person, firm, corporation, association or other entity engaged in any business competitive with the Business. Notwithstanding the foregoing, Dr. Roth may hold up to 4.9% of the outstanding securities of any class of any publicly-traded securities of any company;

         3.3. engage in any business, or solicit or call on any customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person with whom the Company shall have dealt or any prospective customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person that the Company shall have identified and solicited at any time during Dr. Roth's employment or retention by the Company for a purpose competitive with the Business;

         3.4. influence or attempt to influence any employee, consultant, customer, supplier, licensor, licensee, contractor, agent, representative, advisor, strategic partner, distributor or other person to terminate or modify any written or oral agreement, arrangement or course of dealing with the Company; or

         3.5. solicit for employment or employ or retain (or arrange to have any other person or entity employ or retain) any person who has been employed or retained by the Company within the 12 months preceding the application of this provision to that person.

SECTION 4. Acknowledgements. Dr. Roth acknowledges that the Restrictive Covenants are reasonable and necessary to protect the legitimate interests of the Company and its affiliates and that the duration and geographic scope of the Restrictive Covenants are reasonable given the nature of this Agreement and Dr. Roth's relationship with the Company. Dr. Roth further acknowledges that the Restrictive Covenants are included herein in order to induce the Company to make the payments provided for herein and that the Company would not have entered into this Agreement in the absence of the Restrictive Covenants.

SECTION 5. Remedies and Enforcement Upon Breach.

         5.1. Specific Enforcement. Dr. Roth acknowledges that any breach by him, willfully or otherwise, of the Restrictive Covenants will cause continuing and irreparable injury to the Company for which monetary damages would not be an adequate remedy. Dr. Roth will not, in any action or proceeding to enforce any of the provisions of this Agreement, assert the claim or defense that such an adequate remedy at law exists. In the event of any such breach by Dr. Roth, the Company will have the right to enforce the Restrictive Covenants by seeking injunctive or other relief in any court, without any requirement that a bond or other security be posted, and this Agreement will not in any way limit remedies of law or in equity otherwise available to the Company.

         5.2. Termination of Payments and Vesting Service. If Dr. Roth breaches
Section 3 in any respect, then (a) he will not be entitled to any further payments under this Agreement, (b) he will immediately cease to treated as continuing in the service of the Company for purposes of vesting and expiration of his Company stock options, and (c) all of his entitlements under this Agreement will cease.

         5.3. Extension of Restricted Period. If Dr. Roth breaches Section 3 in any respect, the Restricted Period will be extended for a period equal to the period that Dr. Roth was in breach.

         5.4. Accounting. If Dr. Roth breaches any of the Restrictive Covenants, the Company will have the right and remedy to require Dr. Roth to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Dr. Roth as the result of such breach. This right and remedy will be in addition to, and not in lieu of, any other rights and remedies available to the Company under law or in equity.

         5.5. Judicial Modification. If any court determines that any of the Restrictive Covenants, or any part thereof, is unenforceable because of the duration or geographical scope of such provision, such court will have the power to modify such provision and, in its modified form, such provision will then be enforceable.

         5.6. Enforceability. If any court holds the Restrictive Covenants unenforceable by reason of their breadth or scope or otherwise, it is the intention of the parties hereto that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographic scope of such Restrictive Covenants.

         5.7. Disclosure of Restrictive Covenants. Dr. Roth agrees to disclose the existence and terms of the Restrictive Covenants to any entity to whom Dr. Roth provides services during the Restricted Period.

SECTION 6. Miscellaneous.

         6.1. Claims Against Officers or Directors. Dr. Roth hereby (a) waives any right to claim payment of amounts owed to him, now or in the future, pursuant to this Agreement from directors or officers of the Company in the event the Company becomes insolvent, and (b) fully and forever releases and discharges the Company's officers and directors from any and all claims, demands, liens, actions, suits, causes of action or judgments arising out of any present or future claim for such amounts.

         6.2. Successors and Assigns. This Agreement will inure to the benefit of and be binding upon the Company and Dr. Roth and their respective successors, executors, administrators, heirs. The Company may assign this Agreement to any successor to all or substantially all of its assets and business by means of liquidation, dissolution, merger, consolidation, transfer of assets, or otherwise. Dr. Roth may not assign his rights or obligations under this Agreement.

         6.3. Notice. Any notice or communication required or permitted under this Agreement will be made in writing and (a) sent by overnight courier, (b) mailed by certified or registered mail, return receipt requested or (c) sent by telecopier, addressed as follows:

                  If to Dr. Roth:

                           Stephen A. Roth, Ph.D.
                           1105 Rose Glen Road
                           Gladwyne, PA 19035

                  with a copy to:

                           Steven L. Gershman, Esq.
                           407 East Lancaster Avenue
                           Wayne, PA  19087
                           Fax: 610-971-2660

                  If to Company:

                           Neose Technologies, Inc.
                           102 Witmer Road
                           Horsham PA 19044
                           Attn: General Counsel
                           Fax: 215-441-5896
                  with a copy to:

                           Pepper Hamilton LLP
                           3000 Two Logan Square
                           18th & Arch Streets
                           Philadelphia, PA 19103
                           Attn:  Barry M. Abelson, Esquire
                           Fax:  215-981-4750

or to such other address as either party may from time to time duly specify by notice given to the other party in the manner specified above.

         6.4. Entire Agreement; Amendments. This Agreement contains the entire agreement and understanding of the parties hereto relating to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature relating to the subject matter hereof. This Agreement may not be changed or modified, except by an agreement in writing signed by each of the parties hereto.

         6.5. Waiver. Any waiver by either party of any breach of any term or condition in this Agreement will not operate as a waiver of any other breach of such term or condition or of any other term or condition, nor will any failure to enforce any provision hereof operate as a waiver of such provision or of any other provision hereof or constitute or be deemed a waiver or release of any other rights, in law or in equity.

         6.6. Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or the effectiveness or validity of any provision in any other jurisdiction, and this Agreement will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

         6.7. Governing Law. This Agreement will be governed by, and enforced in accordance with, the laws of the Commonwealth of Pennsylvania, without regard to the application of the principles of conflicts of laws.

         6.8. Enforcement. Any legal proceeding arising out of or relating to this Agreement will be instituted in the United States District Court for the Eastern District of Pennsylvania, or if that court does not have or will not accept jurisdiction, in any court of general jurisdiction in the Commonwealth of Pennsylvania, and Dr. Roth and the Company hereby consent to the personal and exclusive jurisdiction of such court(s) and hereby waive any objection(s) that they may have to personal jurisdiction, the laying of venue of any such proceeding and any claim or defense of inconvenient forum.

         6.9. Section Headings. The section headings in this Agreement are for convenience only; they form no part of this Agreement and will not affect its interpretation.

         6.10. Counterparts and Facsimiles. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together will be deemed to be one and the same instrument.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer, and Dr. Roth has executed this Agreement, in each case as of the date first above written.


                            NEOSE TECHNOLOGIES, INC.



                            By:
                               -------------------------------------------

                            Name & Title:
                                         ---------------------------------



                            STEPHEN A. ROTH, Ph.D.


                            ----------------------------------------------